Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Registration Statements Nos. 333-260033, 333-266018 and 333-275607 on Form S-8 of our reports dated February 19, 2026, relating to the financial statements of Expro Group Holdings N.V. and the effectiveness of Expro Group Holdings N.V.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Expro Group Holdings N.V. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

July 14, 2026